EXHIBIT 99.1

Social Reality Experiencing Strong Growth by Taking Big Data into Targeted Shopper Marketing

Second Quarter Revenue Significantly Exceeds Guidance as Big Data Targeting Fuels Rapid Growth

Los Angeles, CA – August 18, 2015 - Social Reality, Inc. (OTCQB: SCRI), an Internet advertising and platform technology company that provides tools to automate the digital advertising market, reports that the Company has been experiencing strong growth this year as their proprietary brand and agency platforms continue to expand. This comes on the heels of the Company announcing strong second quarter 2015 financial results of $10,761,573 in revenue, an increase of 3,786% over the second quarter of 2014 and a 168% increase over the first quarter of 2015. With two solid quarters of growth so far in 2015, Company guidance forecasts full-year 2015 revenue of $30 million.

Social Reality works with some of the largest brands and retailers in the world, and their solutions help clients maximize returns on their digital assets and improve advertising performance. From traditional banner ads to mobile, video and social media, Social Reality sells or analyses approximately 12 billion ads per month and has delivered measurable results for their clients. Social Reality has three core platforms. SRAX, a real-time bidding (RTB) management platform for brands and publishers; GroupAD/SRAX (DI), a platform that allows clients to identify their influencers and then allows them to target those people and people like them; and SRAX (md), a real-time bidding (RTB) solution for pharma brands and publishers. Social Reality’s suite of products is designed to generate long-term recurring revenue streams from its core technologies.

“We are an innovative company that excels in digital advertising and creating platforms that add value for our clients,” said Christopher Miglino, Social Reality's CEO and Chairman. “The digital industry is booming and I do not see that slowing down.  We are filling a gap for our clients, which enables them to buy all types of digital media in one platform and compare their results across all media types. We execute quickly and are always looking to make improvements through organic development and though strategic acquisitions."

About Social Reality, Inc.

Social Reality, Inc. is an Internet advertising company that provides tools to automate the digital advertising market. The company has built technologies and leveraged partner technologies that service social media and the Real Time Bidding (RTB) markets. For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve certain risks.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation:  our ability to grow our revenues and manage our gross margins; our history of losses; our limited operating history; the terms of our financing agreement with Victory Park Management, LLC as agent for the lenders; the impact of our debt obligations on our liquidity and financial conditions; the impact of the earn out payments to Mr. Steel; our possible need for additional financing; risks associated with loss of access to the Facebook platform; risks associated with loss of access to RTB inventory buyers; the continued appeal of digital advertising; our dependence on our publishers; risks related to possible future acquisitions; the limited market for our Class A common stock; and the impact of penny stock rules on the trading in our Class A common stock, among others, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission, and our other filings with the SEC. Except for our ongoing obligations to disclose material information under the Federal securities laws, Social Reality undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

Contact:

Robert Haag

Managing Director

IRTH Communications

SCRI@irthcommunications.com

1-866-976-4784